EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 1st day of November, 1999 by and between eAcceleration Corp., a Delaware corporation (the "Company") and Clint Ballard, an individual with an address at P.O. Box 3546, Silverdale, Washington 98383 (hereinafter called the "Employee").

                              W I T N E S S E T H:

     WHEREAS, this Agreement is intended to supersede and replace all prior agreements, understandings and arrangements between or among the Company and the Employee relating to the employment of the Employee.

     NOW, THEREFORE, it is agreed as follows:

     1. Retention of Services. The Company hereby retains the services of Employee, and Employee agrees to furnish such services, upon the terms and conditions hereinafter set forth.

     2. Term. Subject to earlier termination on the terms and conditions hereinafter provided, and further subject to certain provisions hereof which survive the term hereof, the term of this Agreement shall be comprised of a five
(5) year period of employment commencing on the date of the first closing of the proposed public offering of shares of common stock pursuant to a registration statement on form SB-2 filed with the Securities and Exchange Commission in November 1999, and shall be extended thereafter for additional one-year periods unless or until the Company or the Employee provides sixty (60) days' notice to the other party of the termination of this Agreement.

     3.   Duties and Extent of Services During Period of Employment.

          (a) During the term of employment, Employee shall be employed by the Company as President and Chief Executive Officer or in such other equivalent positions with the Company and its affiliates, as may be determined by the Board of Directors of the Company, and shall also serve as a director of the Company. In such capacity, Employee agrees that he shall devote Employee's full time business efforts to serving the Company and its affiliates under the direction of the Board of Directors of the Company, shall perform all duties incident to Employee's position on behalf of the Company to the best of Employee's ability and shall perform such other duties as may from time to time be assigned to him by the Board of Directors of the Company.

          (b) The Company and Employee agree that Employee shall perform Employee's basic responsibilities and duties hereunder at the office of the Company in Kitsap County, Washington, or at Employee's home office consistent with past practice; subject, however, to the travel requirements of Employee's position, including that Employee may be required to perform services on a temporary basis at the offices of the Company and its affiliates outside Kitsap County, Washington and travel to visit certain customers of the Company, in connection with the Company acquiring the rights or license to market and sell certain products or otherwise in connection with the business and investor relations of the Company.

     4. Remuneration. During the period of employment, Employee shall be entitled to receive the following compensation for Employee's services:

          (a) The Company shall pay to Employee a salary at the rate of $104,000 per annum, payable in equal bi-weekly installments, or in such other manner as shall be consistent with the Company's payroll practices.

          (b) In addition to the salary provided in clause (a) above, not later than one hundred ten (110) days after the end of each fiscal year of the Company, the Company shall pay to Employee, as incentive compensation, an amount equal to two and one-half percent (2.5%) of the Company's Pre-Tax Income (as defined below) for such immediately preceding fiscal year. For purposes of this Agreement, "Pre-Tax Income" shall mean an amount equal to the net income of the Company before taxes, depreciation, amortization, and extraordinary items, in each case computed in accordance with United States generally accepted accounting principles, consistently applied. The Company agrees to furnish to Employee a copy of the Company's financial statements not later than one hundred and five (105) days after the end of each fiscal year of the Company during the term of this Agreement. In the event that this Agreement is terminated other than pursuant to Section 9(a), the Employee shall be entitled to receive the amount which would be payable under this clause
(b) for each fiscal quarter of any fiscal year in which Employee was employed by the Company at the date of such termination.

     5.   Employee Benefits; Expenses.

          (a) During the term of this Agreement, the Company shall provide to the Employee the right to participate in the Company's then existing medical and dental insurance and other employee benefit plans and policies on the same terms as are then generally available to the Company's executive and managerial employees.

          (b) Employee shall be entitled to paid vacation each year during the term of this Agreement at the rate of four (4) weeks per annum. Vacation shall be taken each year and, if not taken, shall be carried over for one (1) year and, if not taken during such carry-over period, shall be forfeited.

          (c) The Corporation shall reimburse Employee, in accordance with the practice followed from time to time for other executive and managerial officers of the Company, for all reasonable and necessary business and traveling expenses, and other disbursements incurred by Employee for or on behalf of the Corporation in the performance of Employee's duties hereunder, upon presentation by Employee to the Company of an appropriate accounting or documentation of such.

     6. Disability. If Employee, during the period of employment, becomes unable for any 120 days in any twelve-month period due to ill health or other physical or mental incapacity, to perform Employee's services hereunder, the Company may thereafter, upon at least 100 days' written notice to Employee, place him on disability status. After such action by the Company, Employee shall no longer be entitled to receive any compensation hereunder until the Employee returns to full-time status.

     7.   Confidential Information.

          (a) In the course of Employee's employment by the Company, Employee will have access to and possession of valuable and important confidential or proprietary data or information of the Company and its operations. Employee will not during Employee's employment by the Company or at any time for a period of five (5) years thereafter divulge or communicate to any person nor shall Employee direct any employee, representative or agent of the Company or its affiliates to divulge or communicate to any person or entity (other than to a person or entity bound by confidentiality obligations similar to those contained herein and other than as necessary in performing Employee's duties hereunder) or use to the detriment of the Company or for the benefit of any other person or entity, including without limitation any competitor, supplier, licensor, licensee or customer of the Company , any of such confidential or proprietary data or information or make or remove any copies thereof, whether or not marked or otherwise identified as "confidential" or "secret." Employee shall take all reasonable precautions in handling the confidential or proprietary data or information within the Company to a strict need-to-know basis and shall comply with any and all security systems and measures adopted from time to time by the Company to protect the confidentiality of confidential or proprietary data or information.

          (b) The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available to the public, including, without limitation, all database information, personnel information, financial information, customer lists, account lists or other account information, names, telephone numbers or addresses, supplier lists, trade secrets, patented or proprietary information, forms, information regarding products, operations, systems, methods, financing, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing, media and advertising data.

          (c) Employee will at all times promptly disclose to the Company in such form and manner as the Company may reasonably require, any inventions, improvements or procedural or methodological innovations, including without limitation relating to programs, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented) conceived or developed or created by Employee during or in connection with Employee's employment hereunder and which relate to the business of the Company ("Intellectual Property"). Employee agrees that all such Intellectual Property shall be the sole property of the Company. Employee further agrees that Employee will execute such instruments and perform such acts as may reasonably be requested by the Company to transfer to and perfect in the Company all legally protectable rights in such Intellectual Property.

          (d) In accordance with RCW 49.44.140, any assignment of inventions required by this Agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Employee's own time, unless (a) the invention relates (i) directly to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development or (b) the invention results from any work performed by the Employee for the Company.

          (e) As a matter of record Employee attaches hereto as Exhibit A a complete list of all inventions (including patent applications and patents) relevant to the subject matter of Employee's engagement pursuant to this Agreement which have been made, conceived, developed or first reduced to practice by Employee, alone or jointly with others, prior to Employee's engagement with Company pursuant to this Agreement that Employee desires to remove from the operation of this Agreement, and Employee covenants that such list is complete. If no such list is attached to this Agreement, Employee represents that it has no such inventions at the time of signing this Agreement.

          (f) All written materials, books, records and documents made by Employee or coming into Employee's possession during Employee's employment by the Company concerning any products, processes or equipment manufactured, used, developed, investigated, purchased, sold or considered by the Company or otherwise concerning the business or affairs of the Company, including without limitation any files, customer records such as names, telephone numbers and addresses, lists, firm records, brochures and literature, shall be the sole property of the Company, shall not be removed from the Company's premises by the Employee, and upon termination of Employee's employment by the Company, or upon request of the Company during Employee's employment by the Company, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment by the Company, Employee will deliver to the Company all other Company property in Employee's possession or under Employee's control, including, but not limited to, financial statements, marketing and sales data, customer and supplier lists, account lists and other account information, database information and other documents, and any Company credit cards.

          (g) The Employee acknowledges that the covenants contained in this
Section 7 are fair and reasonable in order to protect the Company's business and were a material and necessary inducement for the Company to agree to the terms of this Agreement. The Employee further acknowledges that any remedy at law for any breach or threatened or attempted breach of the covenants contained in this
Section 7 may be inadequate and that the violation of any of the covenants contained in this Section 7 will cause irreparable and continuing damage to the Company. Accordingly, the Company shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder, including without limitation an order restraining any further violation of such covenants, or any other relief a court might award, without the necessity of showing any actual damage or irreparable harm or the posting of any bond or furnishing of other security, and that such injunctive relief shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The covenants in this Section 7 shall run in favor of the Company and its successors and assigns. In addition, to the extent the Company is successful on the merits in any proceeding to enforce the terms of this Section 7, the Employee agrees to pay the Company the costs it incurs, including reasonable attorneys' fees and expenses, in bringing and prosecuting any such proceeding.

          (h) The provisions of this Section 7 shall survive the termination of this Employment Agreement.

     8.   Non-Competition.

          (a) During the term of this Agreement and for one year thereafter (the "Restricted Period"), the Employee shall not, without the written consent of the Company, directly or indirectly,

          (i) become associated with, render services to, invest in, represent, advise or otherwise participate in as an officer, employee, director, stockholder, partner, promoter, agent of, consultant for or otherwise, any business which is conducted in any of the jurisdictions in which the Company's business is conducted and which is competitive with the business conducted by the Company ; provided, that this Section 8(a)(i) shall not prohibit the Employee from purchasing or owning up to one percent (1%) of the outstanding capital stock of a company which is listed or authorized for trading on any national securities exchange, Nasdaq or the OTC Electronic Bulletin Board or is a company with a class of securities registered under Section 12 of the Securities Act of 1934, as amended;

          (ii) for the Employee's own account or for the account of any other person or entity (A) interfere with the Company's relationship with any of its suppliers, customers, accounts, brokers, representatives or agents or (B) contact, telephone, meet, solicit or transact any business with any material customer, account or supplier of the Company who or which transacts or has transacted business with the Company at any time during the term of this Agreement; or

          (iii) employ or otherwise engage, or solicit, entice or induce on behalf of the Employee or any other person or entity, the services, retention or employment of any person who has been an employee, principal, partner, stockholder, sales representative, trainee, consultant to or agent of the Company within one year of the date of such offer or solicitation.

          (b) Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such violation, including but not limited to any injunctive or other equitable relief or the recovery of damages from the Employee.

          (c) The Employee acknowledges that the covenants contained in this
Section 8 are fair and reasonable in order to protect the Company's business and were a material and necessary inducement for the Company to agree to the terms of this Agreement. The Employee further acknowledges that any remedy at law for any breach or threatened or attempted breach of the covenants contained in this
Section 8 may be inadequate and that the violation of any of the covenants contained in this Section 8 will cause irreparable and continuing damage to the Company. Accordingly, the Company shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder, including without limitation an order restraining any further violation of such covenants, or any other relief a court might award, without the necessity of showing any actual damage or irreparable harm or the posting of any bond or furnishing of other security, and that such injunctive relief shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The covenants in this Section 8 shall run in favor of the Company and its successors and assigns. In addition, to the extent the Company is successful on the merits in any proceeding to enforce the terms of this Section 8, the Employee agrees to pay the Company the costs it incurs, including reasonable attorneys' fees and expenses, in bringing and prosecuting any such proceeding.

          (d) In case any one or more of the terms or provisions contained in this Section 8 shall for any reason be held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other terms or provisions hereof, but such term or provision shall be deemed modified or deleted as or to the extent required by applicable law, and such modification or deletion shall not affect the validity of the other terms or provisions of this
Section 8. In addition, if any one or more of the restrictions contained in this
Section 8 shall for any reason be held to be unreasonable with regard to time, duration, geographic scope or activity, the parties contemplate and hereby agree that such restriction shall be modified and shall be enforced to the full extent compatible with applicable law. The parties hereto intend that the covenants contained in this Section 8 shall be deemed a series of separate covenants for each country, state, county and city. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants deemed included in this
Section 8 because, taken together, they cover too extensive a geographic area, the parties intend that those of such covenants (taken in order of the cities, counties, states and countries therein which are lease populous) which if eliminated would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this Section 8.

          (e) The provisions of this Section 8 shall survive the termination of this Employment Agreement.

     9.   Termination.

          (a) The Company may terminate the Employee's services hereunder "for cause" by delivering to Employee not less than ten (10) days prior to the date on which the termination is to be effective, a written notice of termination for cause specifying the act, acts or failure to act that constitute the cause. For the purposes of this agreement, "for cause" shall mean; (i) any act of fraud or embezzlement which materially adversely affects the financial or market interests of the Company or any affiliate thereof, (ii) in the event of a conviction of the Employee for any violent felony or other serious crime or any knowing violation of any federal or state securities law or regulation, (iii) repeated failure to perform Employee's duties hereunder after notice and opportunity to cure, (iv) any material breach by the Employee of this Agreement, or (v) the death of the Employee.

          (b) If the Company terminates Employee's employment hereunder for any reason other than "for cause" as set forth in Section 9(a) hereof, the Company shall pay to the Employee compensation pursuant to Sections 4(a) and 4(b) hereof at the time and in the manner provided for herein, and no other compensation payable hereunder shall be payable to the Employee. If the Company terminates Employee's employment hereunder "for cause" as set forth in Section 9(a) hereof or if Employee resigns voluntarily from Employee's employment by the Company, Employee shall be paid the compensation pursuant to Sections 4(a) and 4(b) hereof through the date of such termination but shall not be entitled to receive any further compensation hereunder. Employee and the Company acknowledge that the foregoing provisions of this paragraph 9(b) are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with due regard to future expectations.

     10. Notices. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company in writing and delivered or mailed by certified or registered mail to it at 1223 NW Finn Hill Road, Poulsbo Washington 98730, Attention: President, or to such other address as the Company may hereafter designate, and a copy to Neil M. Kaufman, Esq., Kaufman & Moomjian, LLC, 50 Charles Lindbergh Boulevard, Suite 206, Mitchel Field, New York 11553. Any notice to be given to Employee hereunder shall be delivered or mailed by certified or registered mail to her at the address set forth at the head of this Agreement or such other address as he may hereafter designate.

     11. Change of Control. (a) In the event that at any time after any securities of the Company are publicly traded there shall be a change in the control of the Company, as hereinafter defined, or in any person directly or indirectly presently controlling the Company, as hereinafter defined, Employee shall have the option, exercisable within six (6) months of Employee's becoming aware of such event, to terminate Employee's employment by the Company pursuant to this Employment Agreement forthwith.
Upon such termination, Employee shall have the right to immediately receive as a lump sum payment an amount equal to three (3) times the average of the total annual compensation paid by the Company to Employee, with respect to the five fiscal years of the Company prior to the change of control, minus $1.00.

     (b) For purposes of this Agreement, a change in control of the Company, or in any person directly or indirectly controlling the Company, shall mean:

          (i) A change in control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 ("Exchange Act); or

          (ii) if any "person" (as such term is used in Section
13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty (20%) percent of the voting power of the Company's then outstanding securities, unless such person becomes such a beneficial owner as a result of a transaction approved by a majority of the board of directors of the Company; or

          (iii) if during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period.

     12. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and unless clearly inapplicable, all references herein to the Company shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and Employee's heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of the Board of Directors of the Company. In the event of any consolidation or merger of the Company into or with any other corporation during the term of this Agreement, or the sale of all or substantially all of the assets of the Company to another corporation, person or entity during the term of this Agreement, such successor corporation shall assume this Agreement and become obligated to perform all of the terms and provisions hereof applicable to the Company, and Employee's obligations hereunder shall continue in favor of such successor corporation.

          13. Amendments. This Agreement may not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto.

          14. Prior Agreements Superseded. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any other agreements, oral or written, entered into between Employee and the Company prior to the date of this Agreement relating thereto.

          15. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Washington, without regard to conflicts of laws.

          16. Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions shall remain in full force and effect.

     17. Waiver. No term or provision hereof shall be deemed waived and no breach consented to or excused, unless such waiver, consent or excuse shall be in writing and signed by the party claimed to have waived, consented or excused. A consent, waiver or excuse of any breach shall not constitute a consent to, waiver or, or excuse of any other or subsequent breach whether or not of the same kind of the original breach.

     18. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same agreement.

     19. Acknowledgment. Employee acknowledges that he has carefully read this Agreement, has had an opportunity to consult counsel regarding this Agreement and hereby represents and warrants to the Company that Employee's entering into this Agreement, and the obligations and duties undertaken by Employee hereunder, will not conflict with, constitute a breach of or otherwise violate the terms of any other agreement to which Employee is a party and that Employee is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into and perform Employee's obligations under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            eAcceleration Corp.

                                            By:        /s/ Diana T. Ballard
                                                -------------------------------
                                                Name:  Diana T. Ballard
                                                Title: Chairman of the Board


                                                  /s/ Clint Ballard
                                            -----------------------------------
                                                    Clint Ballard

                                    EXHIBIT A

                                   Inventions

1. The following is a complete list of all inventions or improvements relevant to the subject matter of services pursuant to this Agreement that have been made or conceived or first reduced to practice by Employee, alone or jointly with others, prior to the first effective date of this Agreement that Employee desires to remove from the operation of this Agreement entered into between the Company and Employee.

     (a)  No inventions or improvements.

     (b)  Any and all inventions regarding: Nothing

2. Employee proposes to bring to this relationship the following materials and documents of a former employer.

     (a)  No materials or documents.


                                        /s/ Clint Ballard
                                       ----------------------------
                                       Clint Ballard

                                  Clint Ballard
                                  P.O. Box 3546
                          Silverdale, Washington 98383


                                                    February 15, 2000

eAcceleration Corp.
1223 NW Finn Hill Road
Poulsbo, Washington 98370

          Re:  Employment Agreement between eAcceleration Corp.
               and Clint Ballard
               ------------------------------------------------

Ladies and Gentlemen:

     Reference is made to that certain Employment Agreement, dated as of November 1, 1999 (the "Employment Agreement"), between the undersigned and eAcceleration Corp. (the "Company"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Employment Agreement. In order to clarify certain terms of the Employment Agreement, the undersigned agrees to the following terms:

     1. The incentive compensation referred to in Section 4(b) of the Employment Agreement is based on prospective earnings by the Company during the term of the Employment Agreement only. Accordingly, no incentive compensation will be payable to the undersigned under Section 4(b) of the Employment Agreement with respect to the Company's 1999 Pre Tax Income.

     2. This letter agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts, taken together, shall constitute one and the same agreement.

     3. This letter agreement shall be governed by, construed and enforced in accordance with the laws of the State of Washington, without regard to conflicts of laws.

                                                    Sincerely yours,


                                                  /s/ Clint Ballard
                                                  ---------------------------
                                                  Clint Ballard

Confirmed and Agreed to by:

eAcceleration Corp.


By: /s/ Clint Ballard
   --------------------------
   Clint Ballard
   President